                      DFA INVESTMENT DIMENSIONS GROUP INC.


                            TRANSFER AGENCY AGREEMENT
                               ADDENDUM NUMBER TWO

         THIS AGREEMENT is made as of the ____ day of ____, 1999 by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PFPC INC., formerly known as "Provident Financial Processing Corporation," a Delaware corporation the ("Transfer Agent" or "PFPC").

                             W I T N E S S E T H :

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and its shares are registered under the Securities Act of 1933, as amended ("1933
Act); and

         WHEREAS, the Fund has retained the Transfer Agent to serve as the Fund's transfer agent, registrar and dividend disbursing agent, pursuant to a Transfer Agency Agreement dated June 19, 1989, (the "Agreement") which, as of the date hereof, is in full force and effect; and

         WHEREAS, PFPC presently provides such services to the existing series of shares of the Fund and, including four (4) new series of the Fund, designated as Tax-Managed U.S. 5-10 Value Portfolio X, Tax-Managed U.S. 6-10 Small Company Portfolio X, Tax-Managed DFA International Value Portfolio X, and Tax-Managed U.S. Marketwide Value Portfolio X, which are listed on Schedule A, attached hereto; and

         WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any class of shares created by the Fund after the date of the Agreement upon the mutual agreement of the Fund and the Transfer Agent;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties agree:

         1. The Agreement hereby is amended effective _______, 1999 by replacing the current Schedule A of the Agreement in its entirety with "Schedule A Amended and Restated _____________, 1999," reflecting the addition of the new series, as attached hereto.

         2. The fee schedules of PFPC applicable to the Portfolios shall be as agreed in writing, from time to time.

         3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

         4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Two to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                            DFA INVESTMENT DIMENSIONS GROUP INC.

                                            By:
                                                --------------------
                                                Irene R. Diamant
                                                Vice President


                                            PFPC INC.

                                            By:
                                                -------------------
                                                Joseph Gramlich
                                                Senior Vice President

                                                            AMENDED AND RESTATED
                                                            ______________, 1999


                                   SCHEDULE A


                                    SERIES OF
                      DFA INVESTMENT DIMENSIONS GROUP INC.

                        U.S. 6-10 Small Company Portfolio
                           U.S. Large Company Portfolio
                            U.S. 6-10 Value Portfolio
                          U.S. Large Cap Value Portfolio
                      Enhanced U.S. Large Company Portfolio
                        U.S. 9-10 Small Company Portfolio
                            U.S. 4-10 Value Portfolio
               RWB/DFA International High Book to Market Portfolio
                            Emerging Markets Portfolio
                         Japanese Small Company Portfolio
                      United Kingdom Small Company Portfolio
                       Continental Small Company Portfolio
                       Pacific Rim Small Company Portfolio
                       DFA One Year Fixed Income Portfolio
                    DFA Two-Year Global Fixed Income Portfolio
                         Emerging Markets Value Portfolio
                       DFA Real Estate Securities Portfolio
                   DFA International Small Cap Value Portfolio
                        Large Cap International Portfolio
                        DFA Global Fixed Income Portfolio
                DFA Intermediate Government Fixed Income Portfolio
                        DFA Five-Year Government Portfolio
                             VA Small Value Portfolio
                             VA Large Value Portfolio
                         VA International Value Portfolio
                         VA International Small Portfolio
                          VA Short-Term Fixed Portfolio
                             VA Global Bond Portfolio
                      International Small Company Portfolio
                       Emerging Markets Small Cap Portfolio
                  DFA Two Year Corporate Fixed Income Portfolio
                        DFA Two Year Government Portfolio

                      Tax-Managed U.S. 5-10 Value Portfolio
                  Tax-Managed U.S. 6-10 Small Company Portfolio
                  Tax-Managed DFA International Value Portfolio
                   Tax-Managed U.S. Marketwide Value Portfolio
                     Tax-Managed U.S. 5-10 Value Portfolio X
                 Tax-Managed U.S. 6-10 Small Company Portfolio X
                 Tax-Managed DFA International Value Portfolio X
                  Tax-Managed U.S. Marketwide Value Portfolio X